Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Skechers U.S.A., Inc.

Manhattan Beach, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-218369 and 333-147095) of Skechers U.S.A., Inc. of our reports dated February 28, 2020, relating to the consolidated financial statements and financial statement schedule and the effectiveness of Skechers U.S.A., Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, California

February 28, 2020